UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2005

          Stellar Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

               Colorado
(State or Other Jurisdiction of Incorporation)

000-33099	84-1553046

(Commission File Number)	(IRS Employer Identification No.)

7935 Airport Pulling Road, Suite 201 Naples, FL	34109

(Address of Principal Executive Offices)	(Zip Code)

               (239) 592-1816
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 31, 2004, Stellar Technologies, Inc. (the “Company”) appointed John E. Baker to serve as the Chief Financial Officer of the Company.

     Mr. Baker is certified public accountant with over thirty years of financial management experience in both the private and public sectors. During his career he has held financial management positions with Deloitte & Touche, City Investing Company, Rheem Manufacturing Company, The Home Insurance Company, John Blaire & Co. and Alleghany Beverage Corp. Mr. Baker has served as the Controller of the Company since May 10, 2004. From May 1997 until January 2004, Mr. Baker served as the President and Chief Operating Officer of Highlander Sports, Inc., a Huntsville, Alabama based sporting goods manufacturer of which he was also a principal stockholder. From January 2004 until joining the Company, Mr. Baker provided financial and accounting services to various organizations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR TECHNOLOGIES, INC.

Date: February 2, 2005	By:	/s/ Richard A. Schmidt

Richard A. Schmidt
Chief Executive Officer